EXHIBIT 99.1


                      SETTLEMENT AGREEMENT


    This Settlement Agreement ("Agreement") dated July 25, 2000, is made by and between these parties (the "Parties"):

    (i) The County Parties: The "County Parties" are the County of San Bernardino (the "County"), its County Administrative Officer William Randolph ("Randolph"), and certain County-related entities (the "County-Related Persons"), namely Inland Empire Public Facilities Corporation, Inland Empire Solid Waste
Financing Authority, San Bernardino County Financing Authority, and San Bernardino County Flood Control District. The County Parties are represented by Gumport, Reitman & Montgomery and
County Counsel.

    (ii)    The Norcal Parties:  The "Norcal Parties" are Norcal
Waste Systems, Inc. ("Norcal"), and Norcal/San Bernardino, Inc.
("Norcal/SB").  The Norcal Parties are represented by Howard,
Rice, Nemerovski, Canady, Falk & Rabkin, A Professional
Corporation.

I.  RECITALS.

    A. Norcal is a California corporation that is owned by its more than 2000 employees through an ESOP. Norcal, with its subsidiaries, provides solid waste management services throughout California, including collection, transfer, disposal, landfill management, recycling and other waste services. Norcal/SB is a California corporation that is a wholly-owned subsidiary of Norcal that has, together with Norcal, performed solid waste management services for the County.

    B. The County is a political subdivision of the State of California. Harry M. Mays ("Mays") was the County Administrative Officer from approximately 1986 to approximately spring 1994. James J. Hlawek ("Hlawek") was Mays' successor as County Administrative Officer and served in that position until August, 1998. Randolph is the current County Administrative Officer.

    C. In 1989, Norcal entered into a contract, County Contract No. 89-848, with the County, pursuant to which Norcal operated certain County landfills under the supervision of the County's
Solid Waste Management Department (now known as the Waste System Division). Kenneth James Walsh ("Walsh") was an employee of
Norcal and its predecessor companies for more than 30 years, and Walsh was General Manager of Norcal/SB from 1990 until August 27, 1999, when the Norcal Parties terminated Walsh's employment.

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    D.  In January 1995, Norcal entered into a consulting agreement with Bio-Reclamation Technologies, Inc. ("Bio-Reclamation"), a California corporation affiliated with Mays. Among the services provided Norcal under the consulting agreement were services in connection with developing and presenting to the County a proposal for Norcal to provide solid waste services that previously had been or could have been provided by the County.
In May 1996, Norcal entered into an amended consulting agreement with Bio-Reclamation and Mays that extended, among other things, to assisting Norcal to develop proposals concerning the provision of solid waste services for certain other counties. Norcal terminated this consulting agreement on September 3, 1999.

    E. In September, 1995, Norcal and the County entered into a contract (together with its amendments, the "1995 Contract"), County Contract No. 95-834. Pursuant to the 1995 Contract, Norcal, through Norcal/SB, managed the County's solid waste system (the "Solid Waste System"). Under the 1995 Contract, the services provided by Norcal included operation of all active landfills owned by the County, and Norcal has primary responsibility for implementing the County's strategic plan, which addresses the County's long-term waste disposal needs. Norcal's other responsibilities include closure and monitoring of non-active landfills and identification, permitting and construction of landfill expansions.

    F. Operation and management of the Solid Waste System in compliance with applicable environmental laws is of vital importance to the functioning of the County.

    G. During 1999, on behalf of the County, McGladrey & Pullen LLP ("McGladrey"), certified public accountants, conducted a financial analysis of the performance by Norcal and Norcal/SB of the 1995 Contract. McGladrey submitted its report of that analysis to the County in or about September 1999. Norcal has stated that McGladrey concluded, among other things, that the Norcal Parties had saved the County approximately $5 million per year, compared to the County's cost of operation.

    H. In October, 1999, the United States Attorney for the Central District of California announced criminal indictments of Hlawek, Mays, Walsh, and four others who allegedly acted in concert with one or more of them: (a) former County Treasurer/Tax Collector Thomas F. O'Donnell ("O'Donnell"), (b) former County Investment officer Sol Levin ("Levin"), (c) financial consultant Richard E. Tisdale ("Tisdale"), and (d) management consultant Ronald R.
Canham ("Canham"). All seven defendants (collectively, the "Criminal Defendants") thereafter pleaded guilty to federal charges of bribery or conspiracy to commit bribery in connection with County-related business.

    I. The Norcal Parties deny that they authorized or knew of any misconduct by any of the Criminal Defendants, and the Norcal
Parties further specifically deny that they authorized Mays or Walsh to commit any misconduct. Norcal has stated that: (a) as

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soon as Norcal learned that Walsh was being investigated and before Norcal had any knowledge that the investigation concerned Norcal's relationship with the County, Norcal made voluntary contact with the United States Attorney's office and offered Norcal's full cooperation; (b) during 1999, Norcal also initiated an internal investigation, which confirmed that no Norcal personnel or consultants other than Walsh and Mays were involved in or were aware of this illegal conduct, no Norcal funds were used, and Walsh and Mays were acting purely for their own personal gain; (c) no evidence of the conspiracy appeared in the Norcal Parties' records; and (d) as a result of Norcal's investigation, Norcal terminated Walsh's employment and terminated the amended consulting agreement of Mays and Bio-Reclamation.

    J. The County conducted its own independent investigation of the facts. It retained the law firm Gumport, Reitman & Montgomery ("County Outside Counsel") and the accounting firm of Arthur
Andersen LLP to conduct an investigation on the County's behalf. Norcal cooperated with the County in connection with the County's investigation, and Norcal provided the County with copies of all documents it had provided the United States Attorney. Norcal's cooperation was extremely valuable to the County.

    K. The 1995 Contract originally was scheduled to terminate on June 30, 2001. The 1995 Contract further provided that Norcal, at its option, could extend the 1995 Contract for up to two additional 15-year periods, assuming certain conditions were satisfied. Following the indictments, the County demanded, and Norcal agreed, to Amendment No. 5 to the 1995 Contract, effective January 11, 2000. Under Amendment No. 5, Norcal agreed that the term of its services under the 1995 Contract would run until the County can complete a competitive procurement process through a Request for Proposal, review submitted bids, and negotiate a replacement contract, but in no event later than June 30, 2001.

    L. On June 8, 2000, the County Parties filed the action captioned County of San Bernardino, et al. v. Hlawek, et al., Case No. SCVSS 67808 in San Bernardino County Superior Court (the "Action"). The complaint ("Complaint") in the Action named Norcal and Norcal/SB as defendants together with 21 other entities and individuals, including Mays and certain of his affiliated companies, Hlawek and Walsh, as well as certain other present or former County officials, including O'Donnell and Levin. The Complaint asserts as to Norcal and Norcal/SB, together with, in most claims, Walsh, Mays, Hlawek and Bio-Reclamation, claims for breach of fiduciary duty and fraud; alleged violations of California Government Code Sections 1090 and 1092, California Government Code Sections 87100, 87103 and 91003 (the Political Reform Act), California Business and Professions Code Sections 17200 and 17203 (the Unfair Competition
Law); and California Government Code Sections 12650 et seq. (the False Claims Act); and a claim for unjust enrichment and constructive trust. Each of these claims is brought by the County alone, with the exception of the Political Reform Act and

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Unfair Competition Law claims, which are also brought by
Randolph. The Complaint alleges, inter alia, a conspiracy to influence and reward Hlawek in connection with procuring the 1995 Contract, obtaining solid waste management work connected to the 1995 Contract, and causing the County to buy out contracts (the "Harich Contracts") between the County and Affiliates of Joseph
E. Harich. The Complaint alleges that money was paid to Hlawek by Mays and/or Walsh out of proceeds of payments Norcal made to Bio-Reclamation and kickbacks Walsh received from Daniel Hernandez Trucking ("Hernandez"), a Norcal/SB subcontractor, and that Mays had promised Hlawek one of four parcels of real property that Mays expected to receive from Harich. The Complaint seeks damages, restitution, disgorgement of profits, civil penalties, punitive damages and injunctive and declaratory relief. Following the County's investigation of these issues, the County's Complaint does not allege that any of the Norcal Parties' personnel or consultants other than Walsh and Mays were involved in or aware of any illegal conduct.

    M. The Norcal Parties deny that they have engaged in any wrongdoing of any kind and, in particular, that they have any liability in connection with the Action. The Norcal Parties contend that they have meritorious claims against the County and others as to whom the County has certain indemnification obligations arising out of the facts alleged in the Action, as well as other claims against the County under the 1995 Contract. The Norcal Parties assert that, if the Action proceeded against the Norcal Parties, then the Norcal Parties would bring these claims. The County denies that it has engaged in any wrongdoing of any kind and, in particular, that it has any liability in connection with claims the Norcal Parties may bring against it or others in the Action.

    N. Counsel for the Parties have engaged in extensive discussions concerning the issues. The settlement set forth in this Agreement was reached after intensive, arm's-length negotiations in which the Parties presented their respective views regarding the claims, the defenses, and potential relief.

    O. Subject to the terms and conditions of this Agreement, the Parties wish to keep in effect the 1995 Contract.

    P. By reason of the vast size and complexity of the Solid Waste System, and the ongoing relationship between Norcal and the County in operating that system until a new operator can be found, it is essential to the Parties to resolve, to the extent practicable, the pending disputes between the Norcal Parties, on the one hand, and the County Parties, on the other. Each Party recognizes the extensive expense and the complexity and length of proceedings that would likely be involved in pursuing its claims against the other Parties and defending the other Parties' claims against it in the Action, and the management distraction such litigation could entail. Each Party has also taken into account the inherent vagaries of litigation and the potential difficulties and delays in the Action. After extensive analysis

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of the issues, County Counsel and County Outside Counsel
recommend the Settlement to the County Parties, and counsel for the Norcal Parties recommend the Settlement to the Norcal Parties. Accordingly, while continuing to deny any liability in connection with the claims by the other Parties in connection with the Action, each of the Parties has determined that the Settlement is in its best interests.

    Q. In determining the consideration provided in the Settlement, the Parties have taken into account compromises with respect to a variety of factors, including, but not limited to: (i) the County's vital need to maintain the vast and complex Solid Waste System with a minimum of unnecessary uncertainty and disruption and the need of all Parties to establish their rights and duties under 1995 Contract, (ii) the expenses the County incurred in connection with its factual investigation prior to filing the Action, (iii) Norcal's assistance with the County's investigation and the value of Norcal's continued assistance both in connection with the operation and transition of the County's Solid Waste
System and with the County's litigation against non-settling parties, (iv) the expenses the County will incur in connection with the remainder of the Action, (v) the time demands that pursuit of the Action will make on both the County and its employees and the Norcal Parties and their employees, (vi) the uncertainty and delay inherent in the prospects for any recovery by the County against Norcal through litigation, (vii) the possibility of a recovery by the Norcal Parties from their potential claims against the County and the County's expense in defending against those claims, (viii) the interests of the citizens and taxpayers of the County, (ix) payments the County made and value the County received in connection with the 1995 Contract, (x) payments in connection with the Harich Contracts,
(xi) the Norcal Parties' profits under the 1995 Contract, (xii) the scope of any potential liability of the Parties in connection with the claims against them, and (xiii) the amount the Norcal Parties would have expended in defending against the County's claims in the Action and in prosecuting their claims against the County.

    R. The settlement set forth in this Agreement is made to resolve disputed claims and shall not be construed as an admission of wrongdoing or liability by any Party.

II. DEFINITIONS.

    The following terms used in this Agreement have the meanings set forth below.

    1  1995         The contract between Norcal and the County
       Contract     entered into in 1995 as County Contract No.
                    95-834 for, among other things, management of the County's solid waste system, including all amendments thereto.


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    2  Agreement    This settlement agreement between the County
                    Parties and the Norcal Parties, together with its exhibits.

    3  Action       The Action captioned County of San
                    Bernardino, et al. v. Hlawek, et al., Case
                    No. SCVSS 67808, filed in San Bernardino
                    County Superior Court on June 8, 2000.

    4  Affiliate    Any Person that controls or has controlled,
                    is or has been controlled by, or is or was under common control with a Person.

    5  Claims       Any and all claims (including, without
                    limitation, claims for attorneys' fees,
                    expert fees, costs, expenses, damages,
                    disgorgement, constructive trust or
                    restitution), rights, demands, actions,
                    causes of action, charges, grievances,
                    suits, debts, liens, contracts, liabilities, agreements, obligations, damages, fees, costs, expenses, compensation or losses of any kind whatsoever, of every nature, character and description, known or unknown, discovered or undiscovered, suspected or unsuspected, asserted or unasserted, that are owned, held or could have been asserted by a Person in its own name, in a representative capacity, in trust or as a trustee or beneficiary, or in any other capacity, whether based on tort, contract, statutory, or other theory of recovery, whether based on state or federal law, whether asserted or assertable in civil, administrative, regulatory, disciplinary, arbitration or other proceedings, and whether for compensatory, punitive, statutory, equitable or other form of relief, that exist, existed or may exist.

    6  County       Persons who fall into one or more of the
       Releasees    following categories:  (i) the County, the
                    County-Related Persons and Randolph; (ii) any past or present Affiliate of the County, the County-Related Persons or Randolph;
                    (iii) any past or present officers,
                    supervisors, directors, employees, agents, members, shareholders, family members, attorneys, accountants, administrators, representatives, partners, principals, managers, owners, parents, subsidiaries, joint venturers, partnerships, consultants, and/or independent contractors in or of any of the Persons described or referred to in
                    (i) and/or (ii); and any predecessors,

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                    successors, successors in interest,
                    beneficiaries, executors, administrators, personal representatives, heirs or assigns of any of the Persons described or referred to in (i), (ii), and/or (iii).

    7  Criminal     The actions United States v. Mays, Walsh and
       Actions      Hlawek, No. CR 99-1077-CAS, United States v.
                    Canham, No. CR-99-1078-SVW, and United
                    States v. O'Donnell, Levin and Tisdale, No.
                    CR-99-1079 DDP.

    8  Criminal     Walsh, Mays, Hlawek, Canham, O'Donnell,
       Defendants   Levin and Tisdale, who were defendants in
                    the Criminal Actions and entered plea
                    agreements therein.

    9  Effective    The first business day after this Agreement
       Date         has been signed by all Parties and their
                    counsel in the spaces provided at the end of this Settlement Agreement and all fully executed signature pages have been exchanged by hand or facsimile transmission as provided in Section III of this Agreement.

   10  Norcal       Persons who fall into one or more of the
       Releasees    following categories:  (i) Norcal and
                    Norcal/SB; (ii) any past or present
                    Affiliate of Norcal or Norcal/SB; (iii) any past or present officers, supervisors, directors, employees, agents, members, shareholders, family members, attorneys, accountants, administrators, representatives, partners, principals, managers, owners, parents, subsidiaries, joint venturers, partnerships, consultants, and/or independent contractors in or of any of the Persons described or referred to in
                    (i) and/or (ii); and any predecessors,
                    successors, successors in interest,
                    beneficiaries, executors, administrators, personal representatives, heirs or assigns of any of the Persons described or referred to in (i), (ii), and/or (iii).

   11  Parties and  The parties to this Settlement Agreement,
       Party namely, the County, the County-Related Persons, Randolph, Norcal and Norcal/SB. Each of those persons is a "Party."


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   12  Person       Any natural person, individual, corporation,
                    municipal corporation or other public
                    entity, limited liability company, limited liability partnership, association, partnership, joint venture or any other type of legal entity.

   13  Settlement   The date that the Court in the Action enters
       Order Date   the order and/or judgment under Code of
                    Civil Procedure Section 664.6 as provided in
                    Section III.C of this Agreement, or as
                    otherwise provided in Section III.D of this Agreement.

   14  Termination  The termination date of the 1995 Contract,
       Date which is not later than June 30, 2001, as provided in Amendment No. 5 to the 1995
                    Contract.

III.    THE EFFECTIVE DATE AND THE SETTLEMENT ORDER DATE.

    A. This Agreement has no force or effect until it is signed by the Parties and their counsel in the spaces provided at the end of this Agreement and the Parties and their counsel have exchanged all fully executed signature pages by hand or facsimile transmission at the addresses specified in Section XV.J of this Agreement. The first business day after the Parties and their counsel have exchanged all fully executed signature pages as provided in Section XV.J is the "Effective Date."

    B. On the Effective Date, the Norcal Parties shall be deemed to have relinquished, for a period of five years after the Termination Date, any right they may have to submit a proposal to the County to continue to operate or manage the Solid Waste
System. Notwithstanding the foregoing, if the Norcal Parties' rights under the 1995 Contract (as modified by this Agreement) are assigned, with the County's consent pursuant to Sections 10.1 and 18.3 of the 1995 Contract, to a Person who is not an Affiliate of Norcal and whose directors and top level officers do not include past or present directors or top level officers of Norcal, there will be no restriction by virtue of such assignment on such assignee's submitting a proposal to operate or manage the Solid Waste System. In requesting the County's consent to such assignment pursuant to Sections 10.1 and 18.3 of the 1995
Contract, the Norcal Parties shall provide the County with, in addition to any other information required for such consent under the 1995 Contract: (a) the contract documents accomplishing the proposed assignment; and (b) any financial statements and statements of revenue and income relating to the 1995 Contract that the Norcal Parties, or either of them, provide to the proposed assignee.

    C. No later than the second court day after the Effective Date, the Parties shall file a joint motion under Code of Civil
Procedure Section 664.6 for entry by the Court in the Action of

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an order and/or judgment as to the Norcal Parties in
substantially the form of the Motion for Entry of Order and/or Judgment attached as Exhibit A hereto, which will seek entry of the [Proposed] Order and/or Judgment (the "Settlement Order") substantially in the form of Exhibit B hereto, and which will be based on a contemporaneously-filed Stipulation for Entry of Order and/or Judgment substantially in the form of Exhibit C hereto. The date of entry of the Settlement Order by the Court is the "Settlement Order Date," except as provided in Section III.D of this Agreement. To the extent reasonably practicable, the Parties shall seek entry of the Settlement Order on shortened time. The Parties shall bear their own fees and costs in seeking the Settlement Order.

    D. Time is of the essence of this Agreement. It is essential to minimize any disruption to the County's Solid Waste System and to ensure the orderly transition of that system to a new operator. Accordingly, the Parties may at any time waive the requirement of a Settlement Order. Such waiver may be made only by means of a writing signed by counsel for all of the Parties and approved by all of the Parties. In the event of such a waiver, all references in this Agreement to the "Settlement Order Date" shall mean "30 days after the Effective Date or such other date as the Parties agree to in the waiver writing." In the event of such a waiver, this Agreement will be binding and have its full force and effect on the Settlement Order Date as determined in the written waiver.

IV. SETTLEMENT PAYMENT AND CONTINGENT ADDITIONAL PAYMENT.

    A.  Settlement Payment by Norcal to the County.

        1. No later than six business days following the Settlement Order Date, Norcal shall pay $6,561,000 (Six Million, Five
Hundred And Sixty-One Thousand Dollars) to the County. Norcal shall make that payment (the "Settlement Payment") by means of a certified check made payable to the County. The Settlement
Payment shall be delivered by hand by Norcal to Randolph or such County official as may be designated in writing by Randolph.

        2. The Settlement Payment in Section IV.A.1 shall be allocated and applied as follows:

            (a) Ninety-five percent (95%) of the Settlement Payment shall be allocated and applied by the County to the County's causes of action in the Action against the Norcal Parties under Government
Code Section 1090 et seq., California Government Code Sections
87100, 87103 and 91003 (the Political Reform Act), and California
Business and Professions Code Sections 17200 and 17203 (the
Unfair Competition Law). None of this ninety-five percent portion of the Settlement Payment shall be allocated or applied to the County's causes of action for fraud, breach of fiduciary duty, violation of California Government Code Sections 12650 et seq. (the False Claims Act), and unjust enrichment and constructive trust to recover damages allegedly suffered by the

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County in connection with:  (i) the Harich Contracts, (ii)
reimbursement of Norcal for billings by its subcontractor Hernandez Trucking, and (iii) bribes allegedly received by Hlawek and allegedly paid by Mays, Walsh or Bio-Reclamation. This 95% of the Settlement Payment is intended by the Parties as, and constitutes, payment of restitution to the County in connection with the causes of action specified in the first sentence of this
Section IV.A.2(a).

            (b) Five percent (5%) of the Settlement Payment shall be allocated and applied by the County to its causes of action in the Action for damages against the Norcal Parties for fraud, breach of fiduciary duty, violation of California Government Code Sections 12650 et seq. (the False Claims Act), and unjust enrichment and constructive trust, including but not limited to damages allegedly suffered by the County in connection with: (i) the Harich Contracts, (ii) reimbursement of Norcal for billings by its subcontractor Hernandez Trucking, and (iii) bribes allegedly received by Hlawek and allegedly paid by Mays, Walsh or Bio-Reclamation. None of this five percent portion of the Settlement Payment shall be allocated or applied to causes of action of the County specified in the first sentence of Section IV.A.2(a).

            (c) Regardless of the validity or legal effect (whether for purposes of Code of Civil Procedure Sections 877 or 877.6 or for any other purpose) of the allocation and application formula set forth in Sections IV.A.2(a) and (b): (i) under no circumstances shall the County be obligated to return any settlement payments to the Norcal Parties; and (ii) this Agreement does not require the Norcal Parties to make settlement payments to the County in addition to the Settlement Payment except as provided in Section
IV.B of this Agreement.

    B.  Contingent Additional Payment by Norcal Parties to the
County.

        1. After the Settlement Order Date, the Norcal Parties shall be obligated to pay to the County fifty percent (50%) of the "Net
Proceeds," as defined below, of any claims (the "Mays/Walsh
Claims") the Norcal Parties, or either of them, choose, in their sole discretion, to assert and pursue against any of the following persons: (i) Mays, (ii) Walsh, (iii) Bio-Reclamation and (iv) any of their spouses, children, Affiliates, or co-conspirators (collectively, the "Mays/Walsh Parties"), provided that the Mays/Walsh Claims consist solely of claims that are based on any act or omission committed by any of the Mays/Walsh
Parties in connection with or relating to the County, the 1995
Contract, the Harich Contracts, or Bio-Reclamation's consulting agreements with Norcal.

        2. "Net Proceeds" means any and all cash and other property collected or recovered by the Norcal Parties or either of them, through litigation, settlement, arbitration, or any other means, from the Mays/Walsh Parties or any insurer of Norcal or of the

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Mays/Walsh Parties, on the Mays/Walsh Claims after subtraction of both: (a) all reasonable attorneys' fees and expenses (including expert witness fees, investigator fees, court costs, and copying costs) incurred by the Norcal Parties in connection with their affirmative claims against the Mays/Walsh Parties (as opposed to those incurred in connection with the defense of claims by the County) ("Claim Costs"), provided that Net Proceeds shall not be reduced by any otherwise allowable Claim Costs incurred prior to the Effective Date in excess of $200,000; and (b) any amounts paid by the Norcal Parties to settle or satisfy any cross-claim asserted against any of the Norcal Parties by any of the Mays/Walsh Parties.

        3. This Agreement does not obligate the Norcal Parties, or either of them, to assert any claims against any of the Mays/Walsh Parties, including but not limited to the Mays/Walsh Claims. This Agreement does not give the County Parties any right to prevent a settlement by the Norcal Parties with the Mays/Walsh Parties, or any of them. The Norcal Parties' present intention is to assert claims against one or more of the Mays/Walsh Parties. Although it is the Norcal Parties' present intention to assert such claims, the Parties recognize that any number of considerations, including, but not limited to, intervening circumstances or events, may lead the Norcal Parties to choose not to do so. The Norcal Parties will have no liability to the County under this Section IV.B if for any reason the Norcal Parties decide not to assert or pursue claims against any of the Mays/Walsh Parties. The preceding sentence does not excuse the Norcal Parties from their obligation to pay 50% of Net Proceeds of the Mays/Walsh Claims to the County pursuant to this
Section IV.B to the extent the Norcal Parties elect to proceed on the Mays/Walsh Claims and such Net Proceeds are recovered by the Norcal Parties.

        4. Any Net Proceeds paid to the County shall be allocated pursuant to the same allocation and application formula applied to the Settlement Payment set out in Section IV.A.2 of this Agreement.

V.  ACKNOWLEDGEMENT OF COOPERATION OF NORCAL PARTIES.

    The County Parties hereby acknowledge the extremely valuable cooperation and voluntary assistance of the Norcal Parties in helping the County (a) to conduct its investigation and (b) to obtain a satisfactory settlement of the disputes resolved by this Agreement. If requested to do so by the Norcal Parties, the County shall acknowledge to any third parties the extremely valuable cooperation and voluntary assistance of the Norcal Parties.

VI. DISMISSAL WITH PREJUDICE OF CLAIMS AGAINST THE NORCAL
    PARTIES.

    A.  No later than six business days following the Settlement
Order Date, the County Parties shall execute and deliver to the

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undersigned counsel for the Norcal Parties for filing with the
Court an executed dismissal with prejudice of the Action as to the Norcal Parties, only, of each and every cause of action asserted against the Norcal Parties in the Action (the "Dismissal"). The Dismissal shall be in substantially the form of the Request for Dismissal attached hereto as Exhibit D.

    B. Each Party shall bear its own costs, attorneys' fees and expert witness fees in connection with seeking and obtaining the Dismissal.

    C. The Norcal Parties shall not file the Dismissal until after the Norcal Parties deliver the Settlement Payment to the County as provided in this Agreement.

VII.    GOOD FAITH SETTLEMENT DETERMINATION.

    A. At any time after the Settlement Order Date, the Norcal Parties shall have the right, in their sole discretion, to file a motion (the "Section 877.6 Motion") in the Action for an order (the "Section 877.6 Order"), in substantially the form of Exhibit E to this Agreement, that determines that this Agreement was made in good faith within the meaning of Code of Civil Procedure Sections 877 and/or 877.6 and any other applicable standard and holds that all claims for equitable comparative contribution, or partial or comparative indemnity, based on comparative negligence or comparative fault, however captioned or styled, by any purported joint tortfeasor with the Norcal Parties, are barred against all Norcal Releasees.

    B. If the Norcal Parties file the Section 877.6 Motion, then the County Parties shall reasonably cooperate with the Norcal Parties in connection with such Motion, including without limitation:
(a) filing a joinder that states that the County Parties support entry of the Section 877.6 Order, and (b) reasonably cooperating in providing non-privileged testimony and documents reasonably requested by the Norcal Parties in support of the Section 877.6 Motion.

    C. The Norcal Parties, on the one hand, and the County Parties, on the other, shall bear their own fees and costs in connection with the Norcal Parties' Section 877.6 Motion, if any.

    D. Even if a Section 877.6 Order is not entered for any reason, including without limitation because the Norcal Parties determine not to file a Section 877.6 Motion: (i) this Agreement will remain binding, and (ii) the Norcal Parties shall not be entitled to a return of the settlement payments required by Section IV of this Agreement, nor shall the Norcal Parties be excused from making the settlement payments required by Section IV of this Agreement. All Parties acknowledge that this Agreement is a good faith settlement of disputed claims based on, among other things, the Parties' reasonable estimations of the Parties' proportionate liability for any potential damages on the claims to which the settlement payment(s) are apportioned, discounted based on such

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

factors as the strength of the case, the present value of money received in settlement compared with the value of a later judgment, and risks and uncertainties surrounding the Parties' liability and the outcome of litigation.

VIII.   COOPERATION.

    A.  Cooperation of Norcal Parties with County Parties in the
Action and Litigation.

    Following the Settlement Order Date, the Norcal Parties shall reasonably cooperate in providing relevant, non-privileged information, testimony and documents to the County Parties in connection with the Action and without the need for service of a subpoena by the County Parties.

    B.  Cooperation of County Parties with Norcal Parties in the
Action and Litigation.

    Following the Settlement Order Date, if the Norcal Parties or either of them assert and pursue claims against the Mays/Walsh Parties or any of them, or the Mays/Walsh Parties or any of them assert and pursue claims against the Norcal Parties or any of them, the County Parties shall reasonably cooperate in providing relevant, non-privileged information, testimony and documents to the Norcal Parties in connection with any such claims and without the need for service of a subpoena by the Norcal Parties.

    C.  Cooperation in Implementation of Settlement.

    The Parties shall reasonably cooperate in taking all actions to effectuate and implement this Agreement.

IX. RELEASES.

    A.  Releases by the Norcal Parties.

        1. Except for rights and obligations expressly preserved by this Agreement and subject to the limiting provisions contained in subsections 2, 3 and 4 of this Section IX.A, as of the Settlement
Order Date, each of the Norcal Parties, on behalf of themselves and, to the maximum extent permitted by law, each of their predecessors, successors, assigns, attorneys, executors, trusts, trustees, beneficiaries, and agents of any kind, hereby fully releases and forever discharges any and all Claims against the County Releasees that are based upon, arise out of or relate to:

            (a) the County;

            (b) the 1995 Contract; including, by way of example and not by way of limitation, its negotiation, approval, validity and implementation; performance under it; and any Claim that the 1995
Contract is void or voidable;


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

            (c) any act, failure to act, omission, misrepresentation, fact, event, transaction or occurrence alleged or asserted in any of the pleadings or other documents filed or served in connection with the Action;

            (d) the conspiracies and related acts admitted in the plea agreements of the Criminal Defendants in the Criminal Actions;
and/or

            (e) conduct or actions of or omissions by Mays, Walsh and/or Hlawek, the Affiliates of any of them, and/or anyone acting in concert with them, including but not limited to in connection with the conspiracies admitted in the plea agreements of the Criminal Defendants in the Criminal Actions.

        2. Notwithstanding Section IX.A.1, the Claims released by the Norcal Parties do not include Claims to enforce this Agreement.

        3. Notwithstanding Section IX.A.1, the Claims released by the Norcal Parties do not include:

            (a) Claims based on acts occurring on or after the Settlement Order Date or based on omissions connected with acts or events occurring on or after the Settlement Date. including but not limited to any such Claims to enforce the 1995 Contract arising after the Settlement Order Date. Notwithstanding the preceding sentence, this Section IX.A.3(a) does not permit and shall not be construed to permit the Norcal Parties, or either of them, to utilize the guilty pleas of any of the Criminal Defendants or the conduct admitted in connection with those pleas, or an argument that the 1995 Contract is void or voidable, as an event of default or as a basis for a Claim for or as a defense to enforcement of the 1995 Contract; and

            (b) Claims to enforce the 1995 Contract to recover contract damages or injunctive relief based on acts or omissions occurring before the Settlement Order Date if and only if such Claims are based on one or more of the following: (i) defective construction work under the 1995 Contract; (ii) defective environmental work under the 1995 Contract; (iii) bodily injuries caused to individuals in the course of performing the 1995
Contract, (iv) physical damage to real or tangible personal property caused in the course of performing the 1995 Contract
(including any failure to cause the removal of any mechanics' or similar liens against County property), (v) violations of facility operating permits for landfill operations or violations of environmental, health and safety, wage and hour, or collective bargaining laws, regulations or rules committed in the course of performing the 1995 Contract; (vi) disputes concerning invoices submitted by Norcal to the County prior to the Settlement Order
Date for services rendered in connection with the 1995 Contract, any part of which remains unpaid, including but not limited to disputes concerning billed amounts and unbilled retention amounts; (vii) disputes concerning services rendered by the Norcal Parties in connection with the 1995 Contract prior to the

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

Settlement Order Date as to which invoices have not been submitted by Norcal to the County prior to the Settlement Order Date; or (viii) Claims of third parties against any of the Norcal Parties based on acts or omissions occurring before the Settlement Order Date that allegedly implicate indemnity obligations of the County Parties under Section 6.2 of the 1995 Contract. Notwithstanding the preceding sentence, the Claims preserved by this Section IX.A.3(b) do not include any Claim based on fraud or bribery, the guilty pleas of any of the Criminal Defendants or the conduct admitted in connection with those pleas or any contention that the 1995 Contract is void or voidable; nor shall any of the Claims preserved by this Section IX.A.3(b) be subject to any defense based on fraud or bribery, the guilty pleas of any of the Criminal Defendants or the conduct admitted in connection with those pleas or any contention that the 1995 Contract is void or voidable.

        4.  Notwithstanding Section IX.A.1, the Persons released in
Section IX.A.1 do not include: (i) any of the defendants in the Action, (ii) the family members of any of the defendants in the Action, (iii) the shareholders, officers and directors of any of the defendants in the Action, or (iv) the Affiliates of any of the defendants in the Action. By way of example, without limitation, the Persons released in Section IX.A.1 do not include: (a) Hlawek, members of his family, and any Affiliate of any of them, (b) Mays, members of his family, and any Affiliate of any of them, (c) Bio-Reclamation, its shareholders, officers, and directors, (d) Business Consultants, Inc., its shareholders, officers, and directors, (e) Ronald R. Canham, members of his family, and any Affiliate of any of them, (f) Canham &
Associates, Inc., its shareholders, officers, and directors, (g) Dionysus Properties, its owners, officers, and directors, (h) Hinshaw & Culbertson and its partners, (i) James E. Iverson, members of his family, and any Affiliate of any of them, (j) John
R. Larson, members of his family, and any Affiliate of any of them, (k) Sol Levin, members of his family, and any Affiliate of any of them, (l) William S. McCook, members of his family, and any Affiliate of any of them, (m) Miller & Schroeder Financial, Inc., its shareholders, officers, and directors, (n) Oakridge
Group Corporation, its shareholders, officers, and directors, (o) Oakridge Corporation, its shareholders, officers, and directors,
(p) Thomas F. O'Donnell, members of his family, and any Affiliate of any of them, (q) SHL Associates, Ltd., its shareholders, officers, and directors, (r) Richard E. Tisdale, members of his family and any Affiliate of any of them, (s) Kenneth James Walsh, members of his family, and any Affiliate of any of them, (t) Michael Welsh, members of his family, and any Affiliate of them, or (u) Hernandez Trucking, Patricia Hernandez, Harich
Enterprises, Joseph Harich, and their Affiliates, shareholders, officers, directors, and family members. The Persons mentioned in this Section IX.A.4 as excluded from the release in Section IX.A.1 do not include, and shall not be interpreted to include, the County Parties, their board members, officers, salaried employees, accountants or attorneys, or any of them (excluding any Person specifically named as a defendant in the Complaint in

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

the Action but not excluding any such Person who is a current County official), each of which is released as a County Releasee. The preceding sentence does not release Claims of the Norcal Parties against any specifically named defendant in the Complaint in the Action who asserts a Claim against any of the Norcal Parties or their officers, directors or salaried employees that is based on or related to any of the facts or events alleged in the Complaint in the Action or any purported participation prior to the Effective Date in any alleged misconduct of Hlawek, Mays, Walsh or Bio-Reclamation.

    B.  Releases by the County Parties.

        1. Except for rights and obligations expressly preserved by this Agreement and subject to the limiting provisions contained in subsections 2, 3 and 4 of this Section IX.B, as of the Settlement
Order Date, each of the County Parties, on behalf of themselves and, to the maximum extent permitted by law, each of their predecessors, successors, assigns, attorneys, executors, trusts, trustees, beneficiaries, spouses, heirs, supervisors, and agents of any kind, hereby fully releases and forever discharges any and all Claims against the Norcal Releasees that are based upon, arise out of or relate to:

            (a) the Norcal Parties;

            (b) the 1995 Contract; including, by way of example and not by way of limitation, its negotiation, approval, validity and implementation; performance under it; and any Claim that the 1995
Contract is void or voidable;

            (c) any act, failure to act, omission, misrepresentation, fact, event, transaction or occurrence alleged or asserted in any of the pleadings or other documents filed or served in connection with the Action;

            (d) the conspiracies and related acts admitted in the plea agreements of the Criminal Defendants in the Criminal Actions;
and/or

            (e) conduct or actions of or omissions by Mays, Walsh and/or Hlawek, the Affiliates of any of them, and/or anyone acting in concert with them, including but not limited to in connection with the conspiracies admitted in the plea agreements of the Criminal Defendants in the Criminal Actions.

        2. Notwithstanding Section IX.B.1, the Claims released by the County Parties do not include Claims to enforce this Agreement.

	3. Notwithstanding Section IX.B.1, the Claims released by the County Parties do not include:

            (a) Claims based on acts occurring on or after the Settlement Order Date or based on omissions connected with acts or events occurring on or after the Settlement Date, including but not

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

limited to any such Claims to enforce the 1995 Contract arising after the Settlement Order Date. Notwithstanding the preceding sentence, this Section IX.B.3(a) does not permit and shall not be construed to permit the County Parties, or any of them, to utilize the guilty pleas of any of the Criminal Defendants or the conduct admitted in connection with those pleas, or an argument that the 1995 Contract is void or voidable, as an event of default or as a basis for a Claim for or as a defense to enforcement of the 1995 Contract; and

            (b) Claims to enforce the 1995 Contract to recover contract damages or injunctive relief based on acts or omissions occurring before the Settlement Order Date if and only if such Claims are based on one or more of the following: (i) defective construction work under the 1995 Contract; (ii) defective environmental work under the 1995 Contract; (iii) bodily injuries caused to individuals in the course of performing the 1995
Contract, (iv) physical damage to real or tangible personal property caused in the course of performing the 1995 Contract
(including any failure to cause the removal of any mechanics' or similar liens against County property), (v) violations of facility operating permits for landfill operations or violations of environmental, health and safety, wage and hour, or collective bargaining laws, regulations or rules committed in the course of performing the 1995 Contract; (vi) disputes concerning invoices submitted by Norcal to the County prior to the Settlement Order
Date for services rendered in connection with the 1995 Contract, any part of which remains unpaid, including but not limited to disputes concerning billed amounts and unbilled retention amounts; (vii) disputes concerning services rendered by the Norcal Parties in connection with the 1995 Contract prior to the Settlement Order Date as to which invoices have not been submitted by Norcal to the County prior to the Settlement Order
Date; or (viii) Claims of third parties against any of the County
Parties based on acts or omissions occurring before the Settlement Order Date that allegedly implicate indemnity obligations of the Norcal Parties under Section 6.1 of the 1995
Contract. Notwithstanding the preceding sentence, the Claims preserved by this Section IX.B.3(b) do not include any Claim based on fraud or bribery, the guilty pleas of any of the Criminal Defendants or the conduct admitted in connection with those pleas or any contention that the 1995 Contract is void or voidable; nor shall any of the Claims preserved by this Section
IX.B.3(b) be subject to any defense based on fraud or bribery, the guilty pleas of any of the Criminal Defendants or the conduct admitted in connection with those pleas or any contention that the 1995 Contract is void or voidable.

        4.  Notwithstanding Section IX.B.1, the Persons released in
Section IX.B.1 do not include: (a) Hlawek, members of his family, and any Affiliate of any of them, (b) Mays, members of his family, and any Affiliate of any of them, (c) Bio-
Reclamation, its shareholders, officers, and directors, (d)
Business Consultants, Inc., its shareholders, officers, and directors, (e) Ronald R. Canham, members of his family, and any

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

Affiliate of any of them, (f) Canham & Associates, Inc., its shareholders, officers, and directors, (g) Dionysus Properties, its owners, officers, and directors, (h) Hinshaw & Culbertson and its partners, (i) James E. Iverson, members of his family, and any Affiliate of any of them, (j) John R. Larson, members of his family, and any Affiliate of any of them, (k) Sol Levin, members of his family, and any Affiliate of any of them, (l) William S. McCook, members of his family, and any Affiliate of any of them,
(m) Miller & Schroeder Financial, Inc., its shareholders, officers, and directors, (n) Oakridge Group Corporation, its shareholders, officers, and directors, (o) Oakridge Corporation, its shareholders, officers, and directors, (p) Thomas F. O'Donnell, members of his family, and any Affiliate of any of them, (q) SHL Associates, Ltd., its shareholders, officers, and directors, (r) Richard E. Tisdale, members of his family and any Affiliate of any of them, (s) Kenneth James Walsh, members of his family, and any Affiliate of any of them, (t) Michael Welsh, members of his family, and any Affiliate of them, (u) Hernandez Trucking, Patricia Hernandez, Harich Enterprises, Joseph Harich, and their Affiliates, shareholders, officers, directors, and family members; (v) any Person who was or is a County official or salaried County employee, or (w) any Person who was or is an underwriter retained by the County or securities broker or dealer retained by the County. The Persons mentioned in this Section IX.B.4 as excluded from the release in Section IX.B.1 do not include, and shall not be interpreted to include, the Norcal Parties, their board members, officers, salaried employees, accountants or attorneys, or any of them (excluding any Person, other than the Norcal Parties, specifically named as a defendant in the Complaint in the Action), each of which is released as a Norcal Releasee.

    C.  Discovery of Other Facts.

    Each Party fully understands that facts relating to any matter covered by this Agreement might be found hereafter to be other than or different from the facts now believed by it to be true. No representations are being made by any of the Parties, except as specifically set forth in Section XIII hereof. Each Party expressly accepts and assumes the risk of such possible differences in fact and agrees that this Agreement will nevertheless remain in effect. Each Party expressly waives any rights, benefits and protections afforded by California Civil Code Section 1542, which provides,

        "[A] GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
        WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
        EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
        RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
        MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
        DEBTOR,"

and any statutory, common law, or other doctrines of similar force and effect of any jurisdiction, under state or federal law.

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

    D.  Non-Signatory Released Parties.

    Each Party agrees that those Norcal Releasees and County Releasees against whom Claims are released in this Agreement (collectively, the "Releasees") that are not signatories to this Agreement are intended beneficiaries of the Agreement and the releases contained herein and that this Agreement is made expressly for their benefit and on their behalf and is enforceable by each of them to protect their rights under this Agreement as Releasees, and each Party intends this Agreement and the releases to extend fully to those non-signing Releasees. The Parties specifically acknowledge that non-Releasees are not intended beneficiaries of the Agreement or the releases contained herein, that this Agreement is not made for the benefit of or on behalf of the non-Releasees and is not enforceable by any of such non-Releasees, and that the Parties do not intend this Agreement or the releases to extend to such non-Releasees.

    E.  Non-Signatory Parties' Released Claims.

    In making the releases contained in this Agreement, it is each Party's express intent to release the released Claims (subject to the exceptions set forth in subsections 2, 3 and 4 of Sections IX.A and IX.B of this Agreement) to the greatest extent and in the broadest manner possible to afford the greatest possible protection to the Releasees and to bind any Person who has or could have brought any released Claim in any forum to the extent that the releasing Party has the power to bind such Person, bar such Person's right to bring any released Claim, or represent such Person in a representative capacity, in trust, as a trustee, or by virtue of the releasing Party's public position or public responsibilities or by virtue of having brought claims on behalf of the public or to enforce public rights.

X.  COVENANTS NOT TO SUE.

    A.  Covenant Not To Sue By Norcal Parties.

    As of the Settlement Order Date, each of the Norcal Parties covenants, on behalf of itself and its predecessors, successors, assigns, attorneys, and agents of any kind, not to file, initiate, maintain or pursue against the County Releasees against whom the Norcal Parties have released Claims in this Agreement, or any of them, any Claim released in this Agreement. The preceding sentence does not preclude the Norcal Parties from asserting a claim against a Person (other than a County Releasee against whom the Norcal Parties have released Claims in this Agreement) who asserts a claim for indemnity or contribution against any of the Norcal Parties.

    B.  Covenant Not To Sue by County Parties.

    As of the Settlement Order Date, each of the County Parties covenants, on behalf of itself and its predecessors, successors, assigns, attorneys, and agents of any kind, not to file,

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

initiate, maintain or pursue against the Norcal Releasees against whom the County Parties have released Claims in this Agreement, or any of them, any Claim released in this Agreement. The preceding sentence does not preclude the County Parties from asserting a claim against a Person (other than a Norcal Releasee against whom the County Parties have released Claims in this Agreement) who asserts a claim for indemnity or contribution against any of the County Parties.

XI. COVENANTS RELATED TO CONTINUED SERVICES AND OBLIGATIONS UNDER
    THE 1995 CONTRACT.

    A. As set forth in Section III of this Agreement, on the Effective Date, the Norcal Parties shall be deemed to have relinquished, for a period of five years after the Termination Date, any right they may have to submit a proposal to manage or operate the County's Solid Waste System, or any portion thereof. On the Effective Date, the County shall be obligated to require any proposed new operator and manager who will replace the Norcal Parties to interview all employees of the Norcal Parties who apply for employment with such new operator or manager. In addition, the County will also interview all qualified employees of the Norcal Parties who apply for the new positions created by the County's Waste System Division in connection with its taking over any functions now performed by the Norcal Parties. The County will consider applications by such employees in accordance with applicable County rules and regulations. Nothing in this Agreement is intended to or shall be deemed to provide these employees any third party beneficiary rights in connection with the provisions of this Section XI.A of this Agreement.

    B. On the Settlement Order Date, the Norcal Parties shall be obligated, through the Termination Date, and subject to the express terms of this Agreement, to operate the County's Solid Waste System in accordance with the 1995 Contract. The County shall also comply with the 1995 Contract, subject to the express terms of this Agreement, including but not limited to the County's obligations to make payments for services rendered by the Norcal Parties under the 1995 Contract prior to and after the Effective Date subject to the terms of this Agreement. After the Effective Date, the County will promptly process, in accordance with all applicable provisions of the 1995 Contract, including without limitation Section 18.3 of the 1995 Contract, any outstanding invoices of the Norcal Parties for services rendered under the 1995 Contract. The obligation to promptly process shall not be construed as waiving any defenses the County may have to payment of such invoices. The Parties shall make reasonable, good faith efforts to minimize disputes arising from the cessation of the role of the Norcal Parties as managers and operators of the County's Solid Waste System. The preceding sentence shall not be construed as obligating any of the Parties to waive its rights under this Agreement or the 1995 Contract.


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

    C. The Parties' obligations under the 1995 Contract will survive except as modified by this Agreement.

    D. The Parties recognize that the County may request transitional assistance from Norcal in replacing it as operator and manager of the County's Solid Waste System. If such transitional assistance requires the Norcal Parties, or either of them, to perform work ("Additional Transitional Work") beyond the scope of Basic Systems Operations as defined in the 1995 Contract, then Norcal shall so notify the County in writing before undertaking any such Additional Transitional Work. Absent a written agreement by the County to pay for Additional Transitional Work, Norcal shall not be obligated to undertake such work. If, however, Norcal does undertake any such work without a written agreement, Norcal shall not be entitled to additional compensation for such work; instead, Norcal shall be compensated for such work it chooses to undertake as though it was for Basic Systems Operations.

XII.    PARTIES' DENIAL OF LIABILITY.

    A.  Denial Of Liability.

    Each of the Norcal Parties vigorously contests each and every claim alleged against it in the Action, and each of the County Parties vigorously contests each and every claim the Norcal Parties have contended they would bring against the County in the Action. Each of the Parties continues to assert defenses to such claims and expressly denies any wrongdoing or legal liability of any kind on its part. There has been no determination by any court, administrative agency or other tribunal as to any of the factual allegations made by any of the Parties against any of the Parties.

    B.  No Admission Of Liability.

    The Parties enter into this Agreement without in any way admitting or acknowledging any fault, liability or wrongdoing of any kind. This Agreement, its terms and provisions, and any and all of the negotiations or proceedings connected with it are not and cannot be construed as or deemed to be evidence of an admission or concession by the Parties, or any of them, of the truth or validity of any of the allegations in the Action, or of any liability, fault or wrongdoing of any kind. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims, and that no action taken by the Parties, or any of them, either previously or in connection with this Agreement, is or shall be deemed or construed to be (a) an admission regarding any claims heretofore made; or (b) an acknowledgement by the Parties of any fault or liability whatsoever to any other Party or to any third party.


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

    C.  Settlement Agreement And Related Proceedings Inadmissible.

    This Agreement, its terms, exhibits, attachments and provisions, and any and all of the negotiations or proceedings connected with it shall not be offered as evidence or received in evidence in any pending or future civil, criminal, administrative, regulatory or disciplinary action, arbitration, lawsuit, administrative proceeding, complaint or other legal proceeding for any purpose whatsoever, including but not limited to the purpose of establishing any fault, wrongdoing, omission, liability or admission by any of the Parties. Notwithstanding the preceding sentence: (i) this Agreement shall be admissible in any action to support a motion, defense, claim, cross-claim or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense, cross-claim or counterclaim, or in any proceedings as may be necessary to consummate or enforce this Agreement, and may be used as the basis for an injunction against any action, suit or other proceedings that may be instituted, prosecuted or attempted in breach of this Agreement; and (ii) the Norcal Parties in their sole discretion may offer and use this Agreement in connection with any investigation or prosecution by any governmental entity of the Norcal Parties or any of their subsidiaries, affiliates, officers, directors, or employees.

XIII.   REPRESENTATIONS AND WARRANTIES.

    A.  The Norcal Parties represent and warrant to the County
Parties that:

        1. The Norcal Parties are familiar with the terms of this Agreement;

        2. The Norcal Parties have been represented and advised in the preparation, negotiation and execution of this Agreement by legal counsel of the Norcal Parties' own choice;

        3. The Norcal Parties understand the meaning and consequences of this Agreement and its legal and binding effect, including, without limitation, the meaning, consequences and effect of the releases granted, including, but not limited to, releases waiving the protections otherwise afforded by California Civil Code
Section 1542;

        4. The Norcal Parties, their counsel and any Person executing this Agreement on behalf of the Norcal Parties have full authority to act on behalf of the Party for which they are signing and to bind such Party to the terms and conditions of this Agreement;

        5. This Agreement is the product of joint negotiations and/or drafting and accordingly, the Norcal Parties waive any and all of the benefits of California Civil Code Section 1654 and agree not

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

to assert said section or any similar concept in any proceeding arising out of or relating to this Agreement;

        6. With the assistance of legal counsel and such other advisors as the Norcal Parties deemed prudent, the Norcal Parties have had the opportunity to perform and have performed such investigation, including but not limited to investigating the existence and merits of their claims, as they deem necessary in order to enter into this Agreement;

        7. In entering into this Agreement, the Norcal Parties are relying solely upon their own investigation and advisors, and not on representations, omissions or assumptions, stated or unstated, by the County Parties or their counsel (except as expressly provided in Section XIII.B of this Agreement), and the Norcal Parties expressly waive and disclaim any such reliance;

        8. The Norcal Parties acknowledge that none of the Parties makes any representation with respect to the consideration furnished pursuant to this Agreement;

        9. The Norcal Parties are the owners of the Claims they are releasing in connection with this Agreement, and none of the Claims that the Norcal Parties are releasing has been assigned or transferred except in circumstances where the assignee also executes this Agreement;

        10. The Norcal Parties are aware that the law and/or the facts relating to the Parties and/or their disputes, including, without limitation, the matters asserted in the Action, may be different from those the Norcal Parties now believe to be true, and the Norcal Parties expressly assume this risk;

        11. The Norcal Parties are satisfied with this Agreement and this outcome of the Action as to the Parties, and the Norcal Parties acknowledge that this is a fair and reasonable settlement in connection with any injury caused by the County Parties, taking into account, among other things, the compromise of disputed claims and the risks and uncertainties surrounding the County
Parties' liability and the outcome of any litigation against them;

        12. The cumulative income before income taxes of Norcal/SB, from the inception of the 1995 Contract through February, 2000, net of all consulting fees paid by the Norcal Parties to Mays and Bio-
Reclamation, is less than $6.561 million;

        13. The Norcal Parties are not insolvent or unable to pay their debts as they fall due; Norcal's making the $6.561 million
Settlement Payment to the County will not render the Norcal
Parties, or either of them, insolvent or unable to pay their debts as they fall due; and the Norcal Parties are receiving reasonably equivalent value in return for the Settlement Payment;
14. As of the Settlement Order Date, the Norcal Parties' consent to this Agreement and the making of the Settlement Payment

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

pursuant to this Agreement will not violate any court order against or restrictive covenants in lending agreements of the Norcal Parties or either of them; and neither of the Norcal Parties has filed, brought or made any civil, administrative, regulatory or disciplinary actions, arbitrations, lawsuits, complaints or other legal proceedings against any of the County Parties as to, on or concerning any of the Claims released by the Norcal Parties in this Agreement; and
15. The Norcal Parties are not aware of any Claims or threatened Claims that meet all of the following conditions: (i) the Claim or threat of the Claim (collectively, the "Third Party Claim") was made prior to the Effective Date by a person who is not a Party to this Agreement (the "Third Party"); (ii) the Third Party Claim was communicated in writing by the Third Party to the Norcal Parties, or either of them, prior to the Effective Date;
(iii) the Third Party Claim is a Claim on which the Norcal Parties, or either of them, may or intend to seek indemnity from the County pursuant to Section 6.2 of the 1995 Contract; and (iv) the Norcal Parties have not notified the County, either orally or in writing, of the Third Party Claim prior to the Effective Date.

    B.  The County Parties represent and warrant to the Norcal
Parties that:

        1. The County Parties are familiar with the terms of this Agreement;

        2. The County Parties have been represented and advised in the preparation, negotiation and execution of this Agreement by legal counsel of the County Parties' own choice;

        3. The County Parties understand the meaning and consequences of this Agreement and its legal and binding effect, including, without limitation, the meaning, consequences and effect of the releases granted, including, but not limited to, releases waiving the protections otherwise afforded by California Civil Code
Section 1542;

        4. The County Parties, their counsel and any Person executing this Agreement on behalf of the County Parties have full authority to act on behalf of the Party for which they are signing and to bind such Party to the terms and conditions of this Agreement;

        5. This Agreement is the product of joint negotiations and/or drafting and accordingly, the County Parties waive any and all of the benefits of California Civil Code Section 1654 and agree not to assert said section or any similar concept in any proceeding arising out of or relating to this Agreement;

        6. With the assistance of legal counsel and such other advisors as the County Parties deemed prudent, the County Parties have had the opportunity to perform and have performed such investigation, including but not limited to investigating the existence and merits of their claims, as they deem necessary in order to enter into this Agreement;

        7. In entering into this Agreement, the County Parties are relying solely upon their own investigation and advisors, and not on representations, omissions or assumptions, stated or unstated, by the Norcal Parties or their counsel (except as expressly provided in Section XIII.A of this Agreement), and the County Parties expressly waive and disclaim any such reliance;

        8. The County Parties acknowledge that none of the Parties makes any representation with respect to the consideration furnished pursuant to this Agreement;

        9. The County Parties are the owners of the Claims they are releasing in connection with this Agreement, and none of the Claims that the County Parties are releasing has been assigned or transferred except in circumstances where the assignee also executes this Agreement;

        10. The County Parties are aware that the law and/or the facts relating to the Parties and/or their disputes, including, without limitation, the matters asserted in the Action, may be different from those the County Parties now believe to be true, and the County Parties expressly assume this risk;

        11. The County Parties are satisfied with this Agreement and this outcome of the Action as to the Parties, and the County Parties acknowledge that this is a fair and reasonable settlement in connection with any injury caused by the Norcal Parties, taking into account, among other things, the compromise of disputed claims and the risks and uncertainties surrounding the Norcal
Parties' liability and the outcome of any litigation against them
(notwithstanding the foregoing, regardless of whether a Section
877.6 Order, as provided in Section VII of this Agreement, is entered, this Agreement shall remain binding, and the Norcal
Parties shall not be entitled to a return of the settlement payments required by Section IV of this Agreement, nor shall the Norcal Parties be excused from making the settlement payments required by Section IV of this Agreement);

        12. As of the Settlement Order Date, the County Parties' consent to this Agreement will not violate any court order against or restrictive covenants in lending agreements of the County Parties or any of them; and other than the Action, none of the County
Parties has filed, brought or made any civil, administrative, regulatory or disciplinary actions, arbitrations, lawsuits, complaints or other legal proceedings against either of the Norcal Parties as to, on or concerning any of the Claims released by the County Parties in this Agreement; and

        13. The County Parties are not aware of any Claims or threatened Claims that meet all of the following conditions: (i) the Claim or threat of the Claim (collectively, the "Third Party Claim") was made prior to the Effective Date by a person who is not a

Party to this Agreement (the "Third Party"); (ii) the Third Party Claim was communicated in writing by the Third Party to the County Parties, or any of them, prior to the Effective Date;
(iii) the Third Party Claim is a Claim on which the County Parties, or any of them, may or intend to seek indemnity from the Norcal Parties pursuant to Section 6.1 of the 1995 Contract; and
(iv) the County Parties have not notified the Norcal Parties, either orally or in writing, of the Third Party Claim prior to the Effective Date.

XIV.    CHOICE OF FORUM AND WAIVER OF JURY TRIAL.

    A. The provisions of the first sentence of paragraph 18.13 of the 1995 Contract shall govern any dispute arising out of this Agreement or the 1995 Contract. THE PARTIES ACKNOWLEDGE THAT
THEY ARE AWARE THAT THE FIRST SENTENCE OF PARAGRAPH 18.13 OF THE 1995 CONTRACT INCLUDES A WAIVER OF THE RIGHT TO JURY TRIAL, AND THE PARTIES HEREBY VOLUNTARILY CONSENT TO THAT WAIVER.

    B. Notwithstanding Section XIV.A of this Agreement (and without limiting the jury waiver contained therein), and pursuant to Code of Civil Procedure Section 664.6, the Court in which the Action proceeds, or any other court to which both Parties agree, shall have continuing jurisdiction over the Parties for the purpose of enforcing this Agreement, including without limitation jurisdiction to resolve any controversy, dispute or Claim arising out of or relating to the breach, construction, implementation, and enforcement of this Agreement and any motion by the Norcal Parties that the Court determine that the settlement was made in good faith under the standards of Code of Civil Procedure
Sections 877 and 877.6.

XV. MISCELLANEOUS PROVISIONS.

    A.  Settlement Agreement Binding on Others.

    The terms of this Agreement are and will be binding upon each of the Parties and their agents, heirs, executors, assignees and successors in interest, and all other persons claiming any interest in the subject matter hereto through any of the Parties hereto.

    B.  Gender, Number and Headings.

    As used in this Agreement, the neuter gender will include the masculine and feminine, and vice versa, as the context requires; and the singular number will include the plural, and vice versa, as the context requires. As used in this Agreement, headings are for convenience of reference only and will not be used to modify, interpret, limit, expand or construe the terms of this Agreement.

    C.  Entire Agreement.

    This Agreement (together with its exhibits and the 1995
Contract as expressly modified by this Agreement) constitutes the

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

complete and exclusive agreement of the Parties with respect to the Action, this settlement and Agreement, and all subjects mentioned in this Agreement. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect to such subject matter, all of which have been merged and integrated into this Agreement. Parol evidence shall be inadmissible to show agreement by the Parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

    D.  Enforcement.

    Notwithstanding any other provision of this Agreement, no Party shall be precluded from enforcing any of its rights under this Agreement.

    E.  Amendments.

    This Agreement may be amended or modified only by a written instrument signed by the Parties and their counsel.

    F.  Governing Law.

    This Agreement will be subject to, governed by, and construed and enforced pursuant to the laws of the State of California without reference to conflict of laws rules.

    G.  No Reliance.

    The Parties, and each of them, understand that this Agreement is made without reliance upon any inducement, statement, promise, or representation other than those contained within Section XIII of this Agreement. This Settlement Agreement is executed voluntarily, following an opportunity to consult with counsel of the Parties' choosing, and without any duress or undue influence on the part or on behalf of any of the Parties hereto.

    H.  Attorneys' Fees.

    As between the County Parties and the Norcal Parties, each Party shall bear all of its own attorneys' fees, expert witness fees, costs and expenses in connection with the Action, this Agreement and any related proceedings, including but not limited to any motion for entry of judgment, any motion for a good faith settlement order, and any criminal proceedings. Notwithstanding the foregoing, in any dispute between the Parties concerning this Agreement or breach of any of its terms, including, without limitation, any dispute over the breach, construction, implementation or enforcement of the Agreement, the prevailing Party shall be entitled, in addition to provable damages, to its reasonable attorneys' fees, expert witness fees, costs and expenses.


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

    I.  Exhibits.

    All of the Exhibits to this Agreement are material and integral parts hereof and are fully incorporated herein by this reference.

    J.  Execution In Counterparts and Giving of Notice.

        1. This Agreement may be executed in counterparts, each of which will constitute an original, and all of which taken together shall constitute one and the same document. Any Party may rely on a faxed signature from the other Party, and any Party who faxes to the other Party a signature page bearing the faxing Party's signature does so with the understanding and intent that such faxed signature is equivalent to delivery of an ink-original signature.

        2. Signature pages may be exchanged by facsimile transmission of a copy or hand delivery of an original to the following addresses:

            (a) To the Norcal Parties: Care of Robert E. Gooding, Jr., Esq., Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional
Corporation, 2020 Main Street, Suite 1000, Irvine, California 92614 (Facsimile: (949) 721-6910) with a copy to Michael J. Sangiacomo,
President, Norcal Waste Systems, Inc., 160 Pacific Ave., Suite 200,
San Francisco, CA 94111 (Facsimile:  (415) 875-1124).

            (b) To the County Parties: Care of Alan K. Marks, Esq., County Counsel, County of San Bernardino, 385 North Arrowhead Avenue, 4th Floor, San Bernardino, California 92415 (Facsimile: (909) 387-4069) with a copy to Leonard L. Gumport, Esq., Gumport, Reitman & Montgomery, 550 South Hope Street, Suite 825, Los Angeles, California 90071-2627 (Facsimile: (213) 623-3302).

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
                    APPROVED BY THE PARTIES:

DATED:  July 25, 2000.     COUNTY OF SAN BERNARDINO


                           By: /s/ Jon D. Mikels
                              _______________________________
                               Its: Chairman of the Board of
                               Supervisors

DATED:  July 25, 2000.     SIGNED AND CERTIFIED THAT A COPY OF THIS
                           DOCUMENT HAS BEEN DELIVERED TO THE
                           CHAIRMAN OF THE BOARD

                           EARLENE SPROAT, Clerk of the Board of
                           Supervisors


                           By: /s/ Earlene Sproat
                              _______________________________

DATED:  July 25, 2000.     INLAND EMPIRE PUBLIC FACILITIES
                           CORPORATION


                           By: /s/ Jon D. Mikels
                              _______________________________
                               Its: Chairman of the Board of
                               Supervisors

DATED:  July 25, 2000.     INLAND EMPIRE SOLID WASTE FINANCING
                           AUTHORITY


                           By: /s/ Jon D. Mikels
                              _______________________________
                               Its: Chairman of the Board of
                               Supervisors

DATED:  July 25, 2000.     SAN BERNARDINO COUNTY FINANCING
                           AUTHORITY


                           By: /s/ Jon D. Mikels
                              _______________________________
                               Its: Chairman of the Board of
                               Supervisors

DATED:  July 25, 2000.     SAN BERNARDINO COUNTY FLOOD CONTROL
                           DISTRICT


                           By: /s/ Jon D. Mikels
                              _______________________________
                               Its: Chairman of the Board of
                               Supervisors

DATED:  July 25, 2000.     WILLIAM RANDOLPH


                           /s/ William Randolph
                           ______________________________________
                                       WILLIAM RANDOLPH

DATED:  July 24, 2000.     NORCAL WASTE SYSTEMS, INC.


                           By: /s/ Michael J. Sangiacomo
                              _______________________________
                               Its: President & Chief Executive
                               Officer

DATED:  July 24, 2000.     NORCAL/SAN BERNARDINO, INC.


                           By: /s/ Michael J. Sangiacomo
                              _______________________________
                               Its: President & Chief Executive
                               Officer


                 APPROVED AS TO FORM BY COUNSEL:

DATED:  July 25, 2000.     COUNTY COUNSEL


                           By: /s/ Alan K. Marks
                              ____________________________________
                              ALAN K. MARKS
                              Attorneys for the COUNTY OF SAN
                              BERNARDINO, INLAND EMPIRE PUBLIC
                              FACILITIES CORPORATION, INLAND EMPIRE
                              SOLID WASTE FINANCING AUTHORITY, SAN
                              BERNARDINO COUNTY FINANCING AUTHORITY,
                              SAN BERNARDINO COUNTY FLOOD CONTROL
                              DISTRICT, and WILLIAM RANDOLPH

DATED:  July 25, 2000.     GUMPORT, REITMAN & MONTGOMERY


                           By: /s/ Leonard L. Gumport
                              ____________________________________
                              LEONARD L. GUMPORT
                              Attorneys for the COUNTY OF SAN
                              BERNARDINO, INLAND EMPIRE PUBLIC
                              FACILITIES CORPORATION, INLAND EMPIRE
                              SOLID WASTE FINANCING AUTHORITY, SAN
                              BERNARDINO COUNTY FINANCING AUTHORITY,
                              SAN BERNARDINO COUNTY FLOOD CONTROL
                              DISTRICT, and WILLIAM RANDOLPH

DATED:  July 25, 2000.     HOWARD, RICE, NEMEROVSKI, CANADY,
                               FALK AND RABKIN
                           A Professional Corporation


                           By: /s/ Barbara A. Winters
                              ___________________________________
                              Attorneys for NORCAL WASTE SYSTEMS,
                              INC. and NORCAL SAN BERNARDINO, INC.